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                       AGREEMENT  TO LEASE

     This Hagreement to make available 39 GHz channel lease rights (the "Agreement") is made this ___ day of July 1996 by and between COMMCO, L.C.C., a Delaware limited liability company ("CLC") and ADVANCED RADIO TECHNOLOGIES CORPORATION, a Delaware corporation ("Tech").

     In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, the parties hereto do hereby agree as follows:

     1. DEFINITIONS: Reference is hereby made to (i) the Asset Acquisition Agreement and Plan of Reorganization (the "Asset Agreement") dated July 3, 1996 by and among Tech, Advanced Radio Telecom Corp., CLC, CommcoCCC, Inc., Columbia Millimeter Communications, L.P. and CCC Millimeter, L.P. and to (ii) the Option Agreement (the "Option Agreement") by and between CLC and Tech dated July 3, 1996. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Option Agreement and, if not defined in the Option Agreement, in the Acquisition Agreement.

     2. RIGHT TO LEASE. In the event that CLC is granted by the FCC New Authorizations covering at least 40 million Pops prior to the end of the Option Period, CLC may during the Option Period by notice to Tech elect to enter into the sublease arrangements described below with respect to one 39 GHz Authorization held by Tech covering Washington D.C. and one 39 GHz
Authorization held by Tech covering the city of New York.   The sublease
arrangements will permit CLC to lease 39 GHz channel capacity from Tech in Washington, D.C. and New York for the periods specified and under the economic terms, and such other terms and conditions as the parties may mutually agree upon, as are contained in the services agreement attached hereto as Exhibit A and incorporated herein by reference (the "Lease"). Within 30 days hereof, the parties will cooperate in good faith (i) to negotiate the Lease, giving CLC the right, but not the obligation, to lease 39 GHz capacity thereunder, and (ii) to obtain an oral ruling from the FCC satisfactory to CLC's counsel that an exclusive 39 GHz lease complies with FCC requirements. If CLC's counsel in good faith believes that such a lease would not comply with FCC requirements, then the parties will cooperate in good faith to restructure the Lease in a manner which complies with such requirements and restores the relative benefits to the parties of the Lease to the greatest extent possible.

     3. MISCELLANEOUS:

     3.1 ASSIGNMENT. Either party may assign its rights or obligations hereunder without the prior written consent of the other party to any person or entity in

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          which it holds a 20% or greater equity ownership, except CLC may assign its rights hereunder to Horizons Technologies, L.L.C., which may in turn assign such rights to any person or entity in which it holds a 20% or greater equity ownership. Any other assignment may only be made with the prior written consent of the other party, not to be unreasonably withheld.

     3.2 AMENDMENTS: WAIVERS. The terms of this Agreement may not be waived, amended, modified, terminated or discharged unless in a writing signed by the parties hereto.

     3.3 NOTICES. All notices or other communications provided for under this Agreement shall be in writing (including facsimile) and mailed, hand delivered, sent by overnight courier or by telecopier to the parties effective when received at the addresses specified:

              If to Tech:       Advanced Radio Technologies Corporation
                                500 108th Street, N.E., Suite 2600
                                Bellevue, Washington 98004
                                Attn:  Chief Executive Officer

              with a copy to:   Pierson & Burnett, LLP
                                1667 K Street, N.W.
                                Suite 801
                                Washington, D.C. 20036
                                Attn: W. Theodore Pierson, Jr., Esq.

              If to CLC:        Commco, L.L.C.
                                4513 Pin Oak Court
                                Sioux Falls, SD 57103
                                Attn:  Scott Reardon

              with a copy to:   David Knudson, Esq.
                                Davenport, Evans, Hurwitz & Smith, L.L.P.
                                513 South Main Avenue
                                Sioux Falls, South Dakota 57104-6813
                                Fax: (605) 335-3639

    3.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    3.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

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    3.6  ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreement and understandings between the parties with respect to the subject matter.

    3.7 SECTION HEADINGS. Section headings in this Agreement are for convenience only and shall not form a part of this Agreement.

    3.8 SEVERABILITY. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

    IN WITNESS WHEREOF, this Agreement has been duly exercised by the parties hereto as of the day and year first above written.

                             ADVANCED RADIO TECHNOLOGIES CORPORATION

                             By: [SIGNATURE]
                                --------------------------------

                             COMMCO, L.L.C.

                             By: [SIGNATURE]
                                --------------------------------


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